                                                                      EXHIBIT 99


FOR FURTHER INFORMATION:

Kevin Himmelhaver                 Trois Hart                   This release and
Chief Financial Officer           Vice President, Marketing   other company news
260-427-7013                      260-427-7053                  can be found at
kevin.himmelhaver@towerbank.net   trois.hart@towerbank.net       www.tofc.net
-------------------------------   ------------------------       ------------

         TOWER FINANCIAL CORPORATION REPORTS FIRST QUARTER 2003 EARNINGS

FORT WAYNE, INDIANA - April 30, 2003 - Tower Financial Corporation (Nasdaq:
TOFC) today announced net income for the first quarter of 2003 of $0.19 million compared to $0.32 million for the first quarter of 2002. Diluted earnings per share totaled $0.05 compared to $0.12 last year. First quarter 2003 results were adversely affected by total pretax special charges of $0.72 million for losses discovered in the Company's residential mortgage operation. The first quarter 2003 special charges were recorded as a $0.44 million addition to the provision for loan losses for unauthorized mortgage loans and a $0.28 million special loss allowance for improper mortgage transactions and other unreconciled activity in a mortgage operating account. Diluted per share performance for the 2003 quarter was also affected by a 53 percent increase in the number of average shares outstanding as a result of the rights offering and limited public offering completed in August 2002.

Tower recorded a special loss allowance during the fourth quarter of 2002 by recording a $0.43 million expense as audit results showed stale-dated receivables existed in a mortgage operating account. Further investigation by the Company uncovered unauthorized mortgage loans and improper mortgage activity in the operating account. A total of $1.15 million has been recorded to date to address these identified issues. An employee of the Company was terminated as a result of this investigation, and management is currently addressing internal controls. While the investigation into this matter continues, the Company believes it has identified the majority of the losses and it is attempting to recover such losses through collection efforts and fidelity bond insurance.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "We are taking appropriate measures to correct and improve internal controls in our mortgage business and we are pursuing recoveries. We believe Tower will emerge from this experience stronger than ever, positioned to continue our long-term growth strategy.

"Absent the increase in our provision for loan losses and the special loss allowance related to this mortgage situation, our operating results are strong. The revenue generators of the business continue their positive trends. Tower continues to be very well received by the Fort Wayne and northeastern Indiana community for all our banking services.

"Plans are underway to build a new Waynedale branch on the south side of the Greater Fort Wayne market area, subject to regulatory approval. The new branch, Tower's fifth banking location, will anchor an office park. Waynedale is an established retail area; we are excited about the prospects our larger presence in this community will contribute to future earnings growth."

Total revenue, consisting of net interest income and non-interest income, was $3.8 million for the first quarter of 2003, an increase of 38.4 percent over the $2.7 million reported in the 2002 first quarter. Net interest income grew 25.5 percent to $2.7 million, reflecting a 26.5 percent increase in average earning assets. The net interest margin declined one basis point from the year-ago quarter, to 3.04 percent.

Non-interest income rose 89.4 percent for the first quarter of 2003, reaching $1.0 million. Excluding gains on sale of securities of $0.19 million, non-interest income totaled $0.85 million, a 54.6% increase over the $0.55 million reported for the year-ago quarter. New business activity, combined with an expansion of existing relationships, spurred growth across all business lines, particularly loan broker fees (up 85.9 percent); service charges (up 59.2 percent); and trust fees (up 36.1 percent) due to a 30.0 percent increase in new trust accounts.

Non-interest expense for the first quarter of 2003 was $2.6 million, a 45.4 percent increase over the $1.8 million for the prior year period. Excluding the $0.28 million expense relating to the special loss allowance, non-interest expense was $2.3 million, a 30.0 percent increase over last year. The increase was attributable to overall growth in the Company, including the opening of Tower's fourth branch in September 2002.

Mr. Schenkel noted that overall asset quality remained sound despite some deterioration due to the continuing impact of the weak economy. Non-performing loans at March 31, 2003 were 0.43 percent of total loans, compared to 0.25 percent for the prior year period. Annualized net charge-offs were 0.62 percent of average loans, including the write-offs for the $0.45 million of unauthorized loans, compared to 0.17 percent for the prior quarter and 0.04 percent for the first quarter of 2002. Tower's allowance for loan losses stands at 1.49 percent of period-end loans at March 31, 2003, compared to 1.48 percent and 1.46 percent at December 31, 2002 and March 31, 2002.

Assets totaled $397.4 million at March 31, 2003, a 28.3 percent increase over the $309.7 million reported at March 31, 2002. Loans outstanding grew 30.1 percent during the past year to $340.6 million at March 31, 2003, led by activity in the commercial and commercial real-estate sectors. Loan growth was funded by a combination of new deposits, proceeds from the issuance of common stock in 2002, and new FHLB borrowings. Deposits increased 21.8 percent during the past year, with non-interest bearing deposits up 31.5 percent.

Shareholders' equity was $39.2 million at March 31, 2003, an increase of 64.7 percent from the $23.8 million at March 31, 2002, reflecting the August 2002 rights and limited public offering, which contributed $13.7 million in new equity capital. The Company continues its `well-capitalized' status; the total risk-based capital ratio was
13.2 percent, up from 11.1 percent for the prior year period. Quarter-end shares outstanding totaled 3,932,194.

ABOUT THE COMPANY

Tower Financial Corporation is the bank holding company for Tower Bank & Trust Company, a rapidly growing de novo bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol `TOFC'.

SAFE HARBOR PROVISION

This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward- looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Tower Financial Corporation
CONSOLIDATED BALANCE SHEETS
At March 31, 2003, December 31, 2002 and March 31, 2002

                                                                    (unaudited)                        (unaudited)
                                                                     MARCH 31         DECEMBER 31        MARCH 31
                                                                       2003              2002              2002
--------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                           $  15,949,741     $   9,228,782     $   4,635,550
Short-term investments and interest-earning deposits                  4,165,044        13,598,037         6,933,035
Federal funds sold                                                   19,796,844        13,341,860        22,718,271
                                                             -------------------------------------------------------
     Total cash and cash equivalents                                 39,911,629        36,168,679        34,286,856

Interest-earning deposits                                                     -                 -         1,095,000
Securities available for sale, at fair value                         10,055,097        11,170,570         8,338,000
FHLBI and FRB stock                                                   2,057,500         2,057,500         1,097,500
Loans held for sale                                                   1,259,791         5,769,700         2,888,810

Loans                                                               340,552,525       321,339,946       261,692,542
Allowance for loan losses                                            (5,078,533)       (4,745,672)       (3,832,921)
                                                             -------------------------------------------------------
     Net loans                                                      335,473,992       316,594,274       257,859,621

Premises and equipment, net                                           2,607,635         2,625,602         2,015,877
Accrued interest receivable                                           1,181,242         1,092,806         1,039,782
Other assets                                                          4,833,839         1,831,785         1,035,388
                                                             -------------------------------------------------------
     Total assets                                                 $ 397,380,725     $ 377,310,916     $ 309,656,834
                                                             =======================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
   Noninterest-bearing                                            $  45,381,330     $  42,966,347     $  34,518,406
   Interest-bearing                                                 288,673,338       267,617,640       239,807,142
                                                             -------------------------------------------------------
     Total deposits                                                 334,054,668       310,583,987       274,325,548

Short-term borrowings                                                 1,060,000         1,060,000         1,060,000
Federal Home Loan Bank advances                                      19,000,000        21,500,000         6,500,000
Trust preferred securities                                            3,500,000         3,500,000         3,430,603
Accrued interest payable                                                270,640           272,303           352,442
Other liabilities                                                       274,070         1,219,763           173,829
                                                             -------------------------------------------------------
     Total liabilities                                              358,159,378       338,136,053       285,842,422
STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares
   authorized; no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000
   shares authorized; issued and outstanding - 3,932,194
   shares at March 31, 2003;  3,931,184 shares at Dec.
   31, 2002 and 2,530,000 shares at March 31, 2002                   37,200,981        37,190,692        23,469,770
Retained earnings                                                     1,946,249         1,760,778           365,942
Accumulated other comprehensive income (loss), net
   of tax of $49,412 at March 31, 2003; $148,928 at
   Dec. 31, 2002 and $(14,240) at March 31, 2002                         74,117           223,393           (21,300)
                                                             -------------------------------------------------------
     Total stockholders' equity                                      39,221,347        39,174,863        23,814,412
                                                             -------------------------------------------------------
     Total liabilities and stockholders' equity                   $ 397,380,725     $ 377,310,916     $ 309,656,834
                                                             =======================================================

Tower Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2003 and 2002
(unaudited)

                                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                                               ----------------------------------------
                                                                        2003                 2002
-------------------------------------------------------------------------------------------------------
INTEREST INCOME:
     Loans, including fees                                        $     4,132,426       $    3,547,777
     Securities - taxable                                                  85,831               43,437
     Securities - tax exempt                                               16,710                5,132
     Other interest income                                                 41,975              142,214
                                                               -------------------   ------------------
        Total interest income                                           4,276,942            3,738,560
INTEREST EXPENSE:
     Deposits                                                           1,330,746            1,431,344
     Short-term borrowings                                                  2,969                4,164
     FHLB advances                                                        144,060               56,074
     Trust preferred securities                                            81,765               82,058
                                                               -------------------   ------------------
        Total interest expense                                          1,559,540            1,573,640
                                                               -------------------   ------------------
Net interest income                                                     2,717,402            2,164,920
PROVISION FOR LOAN LOSSES                                                 845,000              375,000
                                                               -------------------   ------------------
Net interest income after provision
   for loan losses                                                      1,872,402            1,789,920
NONINTEREST INCOME:
     Trust fees                                                           355,960              261,628
     Service charges                                                      149,287               93,789
     Loan broker fees                                                     200,645              107,928
     Gain on sale of securities                                           190,766                    -
     Other fees                                                           141,209               84,540
                                                               -------------------   ------------------
        Total noninterest income                                        1,037,867              547,885
NONINTEREST EXPENSE:
     Salaries and benefits                                              1,271,715            1,112,253
     Occupancy and equipment                                              303,778              230,770
     Marketing                                                             52,930               49,682
     Data processing                                                       88,879               66,436
     Loan and professional costs                                          169,656               59,171
     Office supplies and postage                                           70,827               49,413
     Courier service                                                       67,834               72,282
     Other expense                                                        599,979              165,305
                                                               -------------------   ------------------
        Total noninterest expense                                       2,625,598            1,805,312
                                                               -------------------   ------------------
INCOME BEFORE INCOME TAXES                                                284,671              532,493
Income taxes expense                                                       99,200              211,700
                                                               -------------------   ------------------

NET INCOME                                                        $       185,471       $      320,793
                                                               ===================   ==================

BASIC EARNINGS PER COMMON SHARE                                   $          0.05       $       $ 0.13
DILUTED EARNINGS PER COMMON SHARE                                 $          0.05       $       $ 0.12
Average common shares outstanding                                       3,931,319            2,530,000
Average common shares and dilutive
   potential common shares outstanding                                  4,002,326            2,609,809

Tower Financial Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
(unaudited)

                                                                             QUARTERLY
                                             -----------------------------------------------------------------------
                                                  1ST QTR       4TH QTR       3RD QTR       2ND QTR       1ST QTR
($ in thousands except for share data)              2003          2002          2002          2002         2002
                                                ------------- ------------- ------------- ------------- ------------
EARNINGS
   Net interest income                        $        2,717         2,767         2,627         2,491        2,165
   Provision for loan loss                    $          845           470           475           445          375
   NonInterest income                         $        1,038         1,131           711           565          548
   NonInterest expense                        $        2,626         2,418         2,162         2,031        1,805
   Net income                                 $          185           612           428           355          321
   Basic earnings per share                   $         0.05          0.16          0.14          0.14         0.13
   Diluted earnings per share                 $         0.05          0.16          0.14          0.14         0.12
   Average shares outstanding                      3,931,319     3,926,526     3,030,464     2,530,000    2,530,000
   Average diluted shares outstanding              4,002,326     3,935,412     3,063,541     2,611,029    2,609,809
PERFORMANCE RATIOS
   Return on average assets *                          0.20%         0.67%         0.50%         0.46%        0.44%
   Return on average common equity *                   1.90%         6.25%         5.74%         5.91%        5.54%
   Net interest margin *                               3.04%         3.13%         3.15%         3.34%        3.05%
   Efficiency ratio                                   69.93%        62.03%        64.77%        66.46%       66.53%
CAPITAL
   Average equity to average assets                   10.50%        10.75%         8.68%         7.84%        7.98%
   Tier 1 leverage capital ratio                      11.35%        11.75%        12.28%         9.01%        9.26%
   Tier 1 risk-based capital ratio                    11.92%        12.57%        13.02%         9.32%        9.86%
   Total risk-based capital ratio                     13.17%        13.82%        14.27%        10.57%       11.11%
   Book value per share                       $         9.97          9.97          9.83          9.61         9.41
ASSET QUALITY
   Net charge-offs                            $          512           131           198           148           22
   Net charge-offs to average loans *                  0.62%         0.17%         0.27%         0.22%        0.04%
   Allowance for loan losses                  $        5,079         4,746         4,407         4,130        3,833
   Allowance for loan losses to total loans            1.49%         1.48%         1.46%         1.44%        1.46%
   Nonperforming loans                        $        1,470           719           796           748          657
   Nonperforming loans to total loans                  0.43%         0.22%         0.26%         0.26%        0.25%
   Other real estate owned                    $            -             -             -             -            -
END OF PERIOD BALANCES
   Total assets                               $      397,381       377,311       356,538       319,401      309,657
   Total earning assets                       $      377,887       367,278       342,809       312,752      304,763
   Total loans                                $      340,553       321,340       301,398       286,607      261,693
   Total deposits                             $      334,055       310,584       290,944       268,189      274,326
   Stockholders' equity                       $       39,221        39,175        38,572        24,325       23,814
AVERAGE BALANCES
   Total assets                               $      375,722       361,386       340,499       307,455      294,097
   Total earning assets                       $      363,974       351,633       332,098       300,630      287,673
   Total loans                                $      333,206       313,884       294,877       275,407      250,614
   Total deposits                             $      309,312       295,231       283,852       267,333      258,673
   Stockholders' equity                       $       39,451        38,860        29,564        24,109       23,480

* annualized